FRANCESCA ALBANO C.P.A.
                             4055 Ste Catherine West
                                    Suite 133
                                Westmount, Quebec
                                     H3Z 3J8
                               Tel: (514) 941-5445
                               Fax: (514) 935-5824


                                                               February 23, 1999

Mr. Leonard Stella
Treasurer
Millenia Hope Inc.
4055 Ste Catherine St.
Suite 142
Montreal, Qc. H3Z 3J8

Dear Mr. Stella:

     This is to confirm that the client-auditor relationship between Millenia Hope Inc. and Francesca Albano C.P.A. has ceased.

Yours truly,

/s/Francesca Albano
----------------------------
Francesca Albano C.P.A.

                             FRANCESCA ALBANO C.P.A.
                             4055 Ste Catherine West
                                    Suite 133
                                Westmount, Quebec
                                     H3Z 3J8
                               Tel: (514) 941-5445
                               Fax: (514) 935-5824


                                                              September 29, 2000

Mr. Leonard Stella
COO
Millenia Hope Inc.
4055 Ste Catherine St
suite 142
Montreal, Qc. H3Z 3J8

Dear Mr. Stella:

     This is to confirm that I have reviewed item 14 of amendment no. 4 of Millenia Hope's form 10-SB and agree with all the statements made therein.

Yours truly,

/s/Francesca Albano
-----------------------------
Francesca Albano C.P.A.